FORM 8-A
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                For registration of certain classes of securities
     pursuant to section 12(b) or (g) of the Securities Exchange Act of 1934

                              BIGSTRING CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                 20-0297832
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       2150 Highway 35, Suite 250
          Sea Girt, New Jersey                              08750
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(Address of principal executive offices)                  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

--------------------------------------------------------------------------------
Title of each class to be so registered     Name of each exchange on which each
                                            class is to be registered
---------------------------------------     ------------------------------------
                 None                                       N/A
--------------------------------------------------------------------------------

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-127923

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.0001 per share
                    -----------------------------------------


                    -----------------------------------------
                                (Title of class)

                 Information Required in Registration Statement

Item 1. Description of Registrant's Securities to be Registered.

         The information required by Item 202 of Regulation S-B is incorporated herein by reference to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-127923), as filed with the Securities and Exchange Commission (the "Commission") on December 8, 2005.


Item 2. Exhibits.

      Listed below are all the exhibits filed as a part of this Registration Statement on Form 8-A:

1. Certificate of Incorporation of the Registrant, placed into effect on October 8, 2003 (incorporated herein by reference to Exhibit 3.1.1 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-127923), as filed with the Commission on August 28, 2005).

2. Certificate of Amendment to the Certificate of Incorporation of the Registrant, placed into effect on July 19, 2005 (incorporated herein by reference to Exhibit 3.1.2 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-127923), as filed with the Commission on August 28, 2005).

3. Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-127923), as filed with the Commission on August 28, 2005).

4. Specimen certificate representing the Registrant's common stock, par value $0.0001 per share (incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form SB-2 (Registration No. 333-127923), as filed with the Commission on August 28, 2005).

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


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                           BIGSTRING CORPORATION



                                     By:   /s/ Darin M. Myman
                                           -------------------------------------
                                    Name:  Darin M. Myman
                                   Title:  President and Chief Executive Officer


Date:  December 13, 2005

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